FOURTH AMENDMENT
TO THE
ENSCO PLC
2012 LONG-TERM INCENTIVE PLAN
THIS AMENDMENT is effective the 24 day of March 2016, by Ensco plc, having its principal office in London, England (hereinafter referred to as the “Company”).

WITNESSETH:

WHEREAS, the Company adopted the Ensco plc 2012 Long-Term Incentive Plan (the “Plan”) effective 1 January 2012;
WHEREAS, the Board of Directors of the Company, upon recommendation of the Executive Compensation Subcommittee of its Compensation Committee, has authorized and approved this Fourth Amendment to the Plan during a meeting held on 24 March 2016; and
WHEREAS, the Company now desires to adopt this Fourth Amendment to the Plan for the purpose of amending Section 5(a) of the Plan to increase the aggregate number of shares available for issuance under the Plan, such amendment to be subject to approval by the Company’s shareholders at the Annual General Meeting of Shareholders on 23 May 2016;
NOW, THEREFORE, in consideration of the premises and covenants herein contained, the Company hereby adopts the following Fourth Amendment to the Plan:

1. Section 5(a) of the Plan is hereby amended and restated in its entirety to read as set forth below, subject to approval by the Company’s shareholders at the Annual General Meeting of Shareholders on 23 May 2016.

(a)    Basic Limitation. Subject to adjustment pursuant to Section 11, the aggregate number of Shares that are available for issuance under this Plan shall not exceed 27.5 million (27,500,000) Shares (the “Plan Maximum”), reduced by the total number of Shares subject to any awards granted under the 2005 LTIP during the period commencing on 1 January 2012 and ending on the date of the 2012 Annual Meeting (the “Pre-Effective Period”). Any Shares that are subject to Awards of Options, whether granted under this Plan or the 2005 LTIP during the Pre-Effective Period, shall be counted against the Plan Maximum as one (1) Share for every one (1) Share granted. Any Shares that are subject to Awards other than Options, whether granted under this Plan or the 2005 LTIP during the Pre-Effective Period, shall be counted against the Plan Maximum as two (2) Shares for every one (1) Share granted. The Committee shall not issue more Shares than are available for issuance under this Plan. The number of Shares that are subject to unexercised Options at any time under this Plan shall not exceed the number of Shares that remain available for issuance under this Plan. The Company, during the term of this Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of this Plan. Shares shall be deemed to have been issued under this Plan only to the extent actually issued and delivered pursuant to an Award; provided, however, in no event shall any Shares that have been subject to Options, Restricted Share Awards or Restricted Share Unit Awards be returned to the number of Shares available under the Plan Maximum for distribution in connection with future Awards by reason of such Shares (i) being withheld, if permitted under Section 3(b)(xii) and Section 6(f)(ii), from the total number of Shares to be issued upon the exercise of Options as payment of the Exercise Price of such Options, or (ii) being withheld or surrendered, if permitted under Section 3(b)(xiii) and Section 10(c), from the total number of Shares to be issued upon the exercise of Options, the vesting of any Restricted Share Awards, the settlement of any Restricted Share Unit Awards or the settlement of any Performance Unit Awards to meet the withholding obligations related to such exercises, vesting and settlement. Nothing in this Section 5(a) shall impair the right of the Company to reduce the number of outstanding Shares pursuant to repurchases, redemptions, or otherwise; provided, however, that no reduction in the number of outstanding Shares shall (i) impair the validity of any outstanding Award, whether or not that Award is fully vested, exercisable, or earned and payable or (ii) impair the status of any Shares previously issued pursuant to an Award as duly authorized, validly issued, fully paid, and nonassessable. The Shares to be delivered under this Plan shall be made available from (a) newly allotted and issued Shares, including any Shares held in reserve by any Subsidiary or (b) Shares that are held in an employee benefit trust, in each situation as the Committee may determine from time to time in its sole discretion.

IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officers, has caused this Fourth Amendment to be executed effective as first above written.

Ensco plc

__/s/ Michael T. McGuinty______________
By:    Michael T. McGuinty
Its:    Senior Vice President, General Counsel and Secretary